UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2025
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Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
12400 High Bluff Drive			92130
San Diego	California		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2025 (the “Effective Date”), Tandem Diabetes Care, Inc. (the “Company”), Tandem Diabetes Care Europe B.V. (with the Company, the “Company Entities”), F. Hoffmann-La Roche AG, Roche Diabetes Care GmbH, Roche Diabetes Care, Inc., Roche Diagnostics Operations Inc., Roche Diagnostics GmbH and Roche Diagnostics International AG (collectively, the “Roche Entities”) entered into a Settlement, Mutual Release and Cross-License Agreement (the “Settlement Agreement”) to resolve all actual or potential patent disputes as of the Effective Date relating to the Company’s t:slim X2 pump and EP Patent No. 2 196 231 B1 (the ’231 patent) and EP Patent No. 1 970 677 B1 (the ‘677 patent) (collectively, “Disputes”), including the pending patent infringement actions, revocation actions, counterclaims for revocation and actions for declaration of non-infringement of patents (collectively, the “Pending Actions”) before local court divisions of the Unified Patent Court in France and Germany. The Pending Actions were most recently disclosed in more detail in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on April 30, 2025.

Pursuant to the Settlement Agreement, the Company Entities and the Roche Entities (together, the “Parties”) agreed to terminate the Pending Actions. The Parties also provided each other with releases and waivers of claims relating to the Disputes and their respective Licensed Patents (defined below) and covenants not to sue, effective upon payment of the Initial Payment (defined below).

As consideration for the Settlement Agreement, the Company Entities agreed to pay F. Hoffman-La Roche AG an aggregate of $36 million over a five-year period, with an initial payment of $8 million (the “Initial Payment”), and the remaining balance to be paid in four equal annual installments thereafter. Additionally, effective upon payment of the Initial Payment, the Company Entities and the Roche Entities granted to each other, for a period of 10 years from the Effective Date, non-exclusive, non-sublicensable, non-royalty-bearing, non-transferrable and irrevocable licenses to all their respective patents and patent applications related to insulin delivery systems (collectively, the “Licensed Patents”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2025, the Company held a virtual Annual Meeting of Stockholders (the “Annual Meeting”). There were 66,563,301 shares of the Company’s common stock (“Common Stock”) outstanding on March 24, 2025, the record date for the Annual Meeting. At the Annual Meeting, 58,897,930 shares of Common Stock were present virtually or represented by proxy.

The following tables set forth the final results of the voting for the matters voted upon at the Annual Meeting. These matters are described in more detail in the Proxy Statement.

Proposal 1: To eight directors for a one-year term expiring at the 2026 annual meeting of stockholders. The stockholders elected eight directors by the following votes:

Name of Director	For	Against	Abstain	Broker Non-Votes
Rebecca Robertson	55,610,574	336,100	70,563	2,880,693
Myoungil Cha	55,752,350	198,174	66,713	2,880,693
Peyton Howell	55,346,489	599,657	71,091	2,880,693
Joao Malagueira	55,750,086	200,748	66,403	2,880,693
Kathleen McGroddy-Goetz	55,365,496	581,487	70,254	2,880,693
John Sheridan	55,708,041	242,740	66,456	2,880,693
Rajwant Sodhi	55,381,732	548,635	86,870	2,880,693
Christopher Twomey	47,464,147	8,478,415	74,675	2,880,693

Proposal 2: To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as described in the Proxy Statement. This proposal was approved and the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
54,337,934	1,598,126	81,177	2,880,693

Proposal 3: To approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes to approve the compensation of the Company’s named executive officers. This proposal was approved with a frequency of every one year and the voting results were as follows:

1 Year	2 Years	3 Years	Abstain
55,871,429	14,582	53,927	77,299

In light of this result, the Company will continue to hold a non-binding advisory vote on executive compensation on an annual basis until the next advisory vote on the frequency of non-binding votes on executive compensation.

Proposal 4: To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. This proposal was approved and the voting results were as follows:

For	Against	Abstain	Broker Non-Votes
58,154,844	648,820	94,266	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ SHANNON M. HANSEN
Shannon M. Hansen
Executive Vice President, Chief Legal, Privacy & Compliance Officer and Secretary
Date: May 23, 2025
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